Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 on Form S-8 of our report dated March 29, 2007 relating to the consolidated financial statements and financial statement schedule of Natrol, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
March 29, 2007

64